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                                FOLEY & LARDNER
                         3000 K Street N.W., Suite 500
                          Washington, D.C. 20007-5143

                                                                       EXHIBIT 8



                                 April 24, 2002


Hanger Orthopedic Group, Inc.
7700 Old Georgetown Road
Bethesda, Maryland 20814

                  Re:      Form S-4 Registration Statement
                              Relating to 10 3/8% Senior Notes
                              Due 2009 Exchange Offer

Ladies and Gentlemen:

         We have acted as counsel to Hanger Orthopedic Group, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") today of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"), relating to the proposed issuance, in exchange for $200,000,000 aggregate principal amount of the Company's outstanding, unregistered 10 3/8% Senior Notes due 2009 (the "Unregistered Notes"), of $200,000,000 aggregate principal amount of the Company's registered 10 3/8% Senior Notes due 2009 (the "Registered Notes"). The Registered Notes are to be issued pursuant to an Indenture dated as of February 15, 2002, (the "Indenture") among the Company, its subsidiaries and Wilmington Trust Company, as trustee (the "Trustee"). Capitalized terms used herein and not defined have the meanings ascribed thereto in the Indenture.

         We hereby confirm that the statements set forth in Prospectus forming a part of the Registration Statement under the caption "Certain United States Federal Income Tax Consequences" accurately describe the material federal income tax consequences to the holders of the Registered Notes issued pursuant to the Prospectus.



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Hanger Orthopedic Group, Inc.
April 24,  2002
Page 3



         This firm hereby consents to the reference to it under the heading "Legal Matters" in the Prospectus and to the use of this opinion for filing as
Exhibit 8 to the Registration Statement.


                                                  Very truly yours,


                                                  Foley & Lardner